                                                                     Exhibit 3.5


                              AMENDED AND RESTATED
                                    BY-LAWS
                                       OF
                                 AVERSTAR, INC.

                    _______________________________________


                                   ARTICLE I
                                    OFFICES

          Section 1.1 Registered Office. The registered office of the
          ----------- -----------------
Corporation within the State of Delaware shall be located at the principal place of business in said State of such corporation or individual acting as the Corporation's registered agent in Delaware.

          Section 1.2 Other Offices. The Corporation may also have offices and
          ----------- -------------
places of business at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II
                         MEETINGS OF THE STOCKHOLDERS

          Section 2.1 Place of Meetings. All meetings of stockholders shall be
          ----------- -----------------
held at the principal office of the Corporation, or at such other place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          Section 2.2 Annual Meetings. The annual meeting of stockholders for
          ----------- ---------------
the election of directors and for the transaction of any other proper business shall be held on the date and at the time fixed, from time to time, by the person or persons set forth in the Certificate of Incorporation.

          Section 2.3 Special Meetings. Subject to the rights of holders of any
          ----------- ----------------
series of Preferred Stock, special meetings of stockholders, for any purpose or purposes, may be called only by or at the direction of the person or persons set forth in the Certificate of Incorporation. At any special meeting of stockholders, only such business may be transacted as is related to the purpose or purposes set forth in the notice of such meeting.

          Section 2.4 Notice of Meetings. Written notice of every meeting of
          ----------- ------------------
stockholders, stating the place, date and hour thereof and, in the case of a special meeting of stockholders, the purpose or purposes thereof and the person or persons by whom or at whose direction such meeting has been called and notice is being issued, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, President, or the persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the stock transfer books of the Corporation.

          Section 2.5 Quorum. The holders of a majority of the issued and
          ----------- ------
outstanding shares of stock of the Corporation entitled to vote, represented in person or by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at any meeting of stockholders. If, however, such quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote there at, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Notwithstanding the foregoing, if after any such adjournment the Board of Directors shall fix a new record date for the adjourned meeting, or if the adjournment is for more than thirty (30) days, a notice of such adjourned meeting shall be given as provided in Section 2.4 of these By-Laws.

          Section 2.6 Voting. The voting rights of stockholders shall be as
          ----------- ------
provided in the Certificate of Incorporation.

          Section 2.7 Proxies. Every stockholder entitled to vote at a meeting
          ----------- -------
or by consent without a meeting may authorize another person or persons to act for him by proxy. Each proxy shall be in writing executed by the stockholder giving the proxy or by his duly authorized attorney. No proxy shall be valid after the expiration of eleven (11) months from its date, unless a longer period is provided for in the proxy. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

          Section 2.8  Stock Records. The Secretary or agent having charge of
          -----------  -------------
the stock transfer books shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order and showing the address of and the number and class and series, if any, of shares held by each. Such list, for a period of ten (10) days prior to such meeting, shall be kept at the principal place of business of the Corporation or at the office of the transfer agent or registrar of the Corporation and such other places as required by statute and shall be subject to inspection by any stockholder at any time during the meeting.

          Section 2.9 Conduct of Meeting. The Chairman of the Board shall
          ----------- ------------------
preside at all meetings of the stockholders. In the absence of a Chairman, the Vice Chairman shall preside at all such meetings. If neither the Chairman of the Board nor the Vice Chairman are present, then any other director chosen by the directors in attendance shall preside. The Secretary of the Corporation, or, in his absence, an Assistant Secretary, if any, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman for the meeting shall appoint a secretary of the meeting.

          Section 2.10  Inspection and Judges. The directors, in advance of any
          ------------  ---------------------
meeting, may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If an inspector or inspectors or judge or judges are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by appointment made by the person presiding at the meeting. Each inspector or judge, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector or judge at such meeting with strict impartiality and according to the best of his ability. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing on any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

          Section 2.11 Stockholder Proposals. At any annual meeting of the
          ------------ ---------------------
stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 2.11, who shall be entitled to vote at such meeting and who complies with the procedure set forth below. For business to be properly brought before a stockholder annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the day on which notice of the date of the meeting or public disclosure thereof was given or made. Such stockholder's notice shall be set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,
(b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and the number of shares of stock of the Corporation which are beneficially owned by the stockholder and (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with such business and any material interest of the stockholder in such business. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section 2.11. If the Board of Directors at the meeting shall determine, based on the facts, that business was not properly brought before the meeting in accordance with the procedures set forth in this Section 2.11, the Chairman of the Board shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11.

                                  ARTICLE III
                                   DIRECTORS

          Section 3.1 Number. Subject to any right of the holder of any series
          ----------- ------
of preferred stock to elect additional directors, the number of directors shall be fixed from time to time by the Board of Directors.

          Section 3.2 Nomination, Classification, Election, Term, Removal and
          ----------- -------------------------------------------------------
Vacancies. The nomination, classification, election, term and removal of
---------
directors and the filling of newly created directorships and vacancies in the Board of Directors shall be governed by the Certificate of Incorporation.

          Section 3.3 Powers and Duties. Subject to the applicable provisions of
          ----------- -----------------
law, these By-Laws or the Certificate of Incorporation, but in furtherance and not in limitation of any rights therein conferred, the Board of Directors shall have the control and management of the business and affairs of the Corporation and shall exercise all such powers of the Corporation and do all such lawful acts and things as may be exercised by the Corporation.

          Section 3.4 Place of Meeting. All meetings of the Board of Directors
          ----------- ----------------
may be held either within or without the State of Delaware.

          Section 3.5 Annual Meetings. An annual meeting of each newly elected
          ----------- ---------------
Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present, or the newly elected directors may meet at such time and place as shall be fixed by the written consent of all of such directors.

          Section 3.6 Regular Meetings. Regular meetings of the Board of
          ----------- ----------------
Directors may be held upon such notice or without notice, and at such time and at such place as shall from time to time be determined by the Board of Directors.

          Section 3.7 Special Meetings. Special meetings of the Board of
          ----------- ----------------
Directors may be called by the Chairman of the Board, Vice-Chairman, President or Vice President and shall be called promptly by the Chairman of the Board, the President or the Secretary upon the written request of at least 75% of the Board of Directors specifying the special purpose thereof, on not less than two (2) days notice to each director. Such request shall ]state the date, time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

          Section 3.8 Notice of Meetings. Notice of each special meeting of the
          ----------- ------------------
Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary or an Assistant Secretary and shall state the place, date and time of the meeting. Notice of each such meeting shall be given orally or shall be mailed to each director at his residence or usual place of business. If notice of less than two (2) days is given, it shall be oral, whether by telephone or in person, or sent by special delivery mail or telegraph. If mailed, the notice shall be given when deposited in the United States mail, postage prepaid. Notice of any adjourned meeting, including the place, date and time of the new meeting, shall be given to all directors not present at the time of the adjournment, as well as to the other directors unless the place, date and time of the new meeting is announced at the adjourned meeting.

          Section 3.9 Quorum and Voting. At all meetings of the Board of
          ----------- -----------------
Directors a majority of the entire Board of Directors shall be necessary to and shall constitute a quorum for the transaction of business, unless otherwise provided by any applicable provision of law, by these By-Laws or by the Certificate of Incorporation. The act of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors, unless otherwise provided by any applicable provision of law, by these By-Laws or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, until a quorum shall be present.

          Section 3.10 Compensation. The Board of Directors, by the affirmative
          ------------ ------------
vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

          Section 3.11 Books and Records. The directors may keep the books of
          ------------ -----------------
the Corporation, except such as are required by law to be kept within the state, outside of the State of Delaware, at such place or places as they may from time to time determine.

          Section 3.12 Action Without a Meeting. Any action required or
          ------------ ------------------------
permitted to be taken by the Board of Directors, or by a committee of the Board of Directors, may be taken without a meeting if all members of the Board of Directors or the committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action. Any such resolution and the written consents thereto by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or committee.

          Section 3.13 Telephone Participation. Any one or more members of the
          ------------ -----------------------
Board of Directors, or any committee of the Board of Directors, may participate in a meeting of the Board of Directors or committee by means of a conference telephone call or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

          Section 3.14  Committees of the Board of Directors.  The Board of
          ------------  ------------------------------------
Directors, by resolution adopted by a majority of the entire Board of Directors, may designate one or more committees, each consisting of one or more directors. The Board of Directors may designate one or more directors as alternate members of any such committee. Such alternate members may replace any absent member or members at any meeting of such committee. Each committee (including the members thereof) shall serve at the pleasure of the Board of Directors and may keep minutes of its meetings and report the same to the Board of Directors. Except as otherwise provided by law, each such committee, to the extent provided in the resolution establishing it, shall have and may exercise all the authority of the Board of Directors with respect to all matters. However, no such committee shall have power or authority to:

               (a)  amend the Certificate of Incorporation;

               (b)  adopt an agreement of merger or consolidation;

               (c) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;

               (d) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution;

               (e) amend these By-Laws; and unless expressly so provided by resolution of the Board of Directors, no such committee shall have power or authority to:

               (f)  declare a dividend; or

               (g) authorize the issuance of shares of the Corporation of any class.

                                  ARTICLE IV
                                    WAIVER

          Section 4.1  Waiver.  Whenever a notice is required to be given by any
          -----------  ------
provision of law, by these By-Laws, or by the Certificate of Incorporation, a waiver thereof in writing, whether before or after the time stated therein, shall be deemed equivalent to such notice. In addition, any stockholder attending a meeting of stockholders in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice thereof to him, and any director attending a meeting of the Board of Directors without protesting prior to the meeting or at its commencement such lack of notice, shall be conclusively deemed to have waived notice of such meeting.

                                   ARTICLE V
                                   OFFICERS

          Section 5.1  Executive Officers.  The executive officers of the
          -----------  ------------------
Corporation shall be a Chairman of the Board, President, one or more Vice Presidents, a Secretary and a Treasurer, one or more Assistant Secretaries and Assistant Treasurers. Any person may hold two or more of such offices. The executive officers of the Corporation shall be elected annually (and from time to time by the Board of Directors, as vacancies occur) at the annual meeting of the Board of Directors following the meeting of stockholders at which the Board of Directors was elected.

          Section 5.2  Other Officers.  The Board of Directors may also elect
          -----------  --------------
or may delegate to the Chairman of the Board the power to appoint such other officers as it may at any time or from time to time deem advisable, and any officers so elected or appointed shall have such authority and perform such duties as the Board of Directors or the Chairman of the Board, if he shall have appointed them, may from time to time prescribe.

          Section 5.3  Authorities and Duties.  All officers, as between
          -----------  ----------------------
themselves and the Corporation, shall have such authority and perform such duties in the management of the business and affairs of the Corporation as may be provided in these By-Laws, or, to the extent not so provided, as may be prescribed by the Board of Directors.

          Section 5.4  Tenure and Removal.  The officers of the Corporation
          -----------  ------------------
shall be elected or appointed to hold office until their respective successors are elected or appointed. All officers shall hold office at the pleasure of the Board of Directors, and any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors for cause or without cause at any regular or special meeting.

          Section 5.5  Vacancies.  Any vacancy occurring in any office of the
          -----------  ---------
Corporation, whether because of death, resignation or removal, with or without cause, or any other reason, shall be filled by the Board of Directors.

          Section 5.6  Compensation.  The salaries and other compensation of all
          -----------  ------------
officers and agents of the Corporation shall be fixed by or in the manner prescribed by the Board of Directors.

          Section 5.7  Chairman of the Board.  The Chairman of the Board shall
          -----------  ---------------------
preside at the meetings of the Stockholders and of the Board of Directors and shall be the Chief Executive Officer of the Corporation and shall have the general management of the general affairs of the Corporation.

          Section 5.8  Vice Chairman.  In the absence of the Chairman, the Vice
          -----------  -------------
Chairman shall perform the duties of the Chairman and shall preside at the meetings of the Stockholders and of the Board of Directors.

          Section 5.9   President.  The President, if there shall be one, shall
          -----------   ---------
exercise and perform those duties delegated to him or her by the Board of Directors, Chairman or Vice Chairman.

          Section 5.10  Vice President.  The Vice-Presidents shall, in the
          ------------  --------------
absence or incapacity of the President, perform the duties of the President; they shall also perform such other duties and have such powers as may be prescribed or assigned to them from time to time by the Board of Directors or the By-laws.

          Section 5.11  Chief Financial Officer.   The Chief Financial Officer
          ------------  -----------------------
shall perform all the duties customary to that office, shall have the care and custody of the funds and securities of the Corporation, subject always to the control and supervision of the Board of Directors, and shall have the general supervision of the books of account. The Chief Financial Officer shall have such other powers and duties as the Board of Directors from time to time may prescribe. The Chief Financial Officer shall give such bonds for the faithful performance of his or her duties as the Board of Directors from time to time may determine.

          Section 5.12  Treasurer.  The Treasurer shall supervise the
          ------------  ---------
Corporation's relationships with banking and lending institutions, subject always to the control and supervision of the Board of Directors. The Treasurer shall have such other powers and duties as the Board of Directors from time to time may prescribe.

          Section 5.13  Secretary.  The Secretary shall keep the minutes of the
          ------------  ---------
meetings of the Board of Directors and of the Stockholders and shall have the custody of the seal of the Corporation and shall affix the same to certificates of stock and other documents when authorized to do so. The Secretary shall perform all the other duties usual to that office, and such other duties as the Board of Directors from time to time may prescribe.

                                  ARTICLE VI
          PROVISIONS RELATING TO STOCK CERTIFICATES AND STOCKHOLDERS

          Section 6.1  Form and Signature.  The shares of the Corporation shall
          -----------  ------------------
be represented by certificates signed by the Chairman of the Board of Directors, the Vice Chairman, the President or a Vice-President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, and shall bear the seal of the Corporation or a facsimile thereof. Each certificate representing shares shall state upon its face (a) that the Corporation is formed under the laws of the State of Delaware, (b) the name of the person or persons to whom it is issued, (c) the number of shares which such certificate represents and (d) the par value, if any, of each share represented by such certificate. Where any such certificate is signed by a transfer agent or transfer clerk and by a registrar, the signatures of any such Chairman of the Board, Vice Chairman, President, Vice-President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, may be facsimiles, engraved or printed..

          Section 6.2  Registered Stockholders.  The Corporation shall be
          -----------  -----------------------
entitled to recognize the exclusive right of a person registered on its books as the owner of shares of stock to receive dividends or other distributions, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares of stock, and shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.

          Section 6.3  Transfer of Stock.  Upon surrender to the Corporation or
          -----------  -----------------
the appropriate transfer agent, if any, of the Corporation, of a certificate representing shares of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and, in the event that the certificate refers to any agreement restricting transfer of the shares which it represents, proper evidence of compliance with such agreement, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the Corporation.

          Section 6.4  Lost Certificates, etc.  The Corporation may issue a new
          -----------  ----------------------
certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, mutilated, stolen or destroyed, and the Board of Directors may require the owner of such lost, mutilated, stolen or destroyed certificate, or his legal representatives, to make an affidavit of that fact and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, mutilation, theft or destruction of any such certificate or the issuance of any such new certificate.

          Section 6.5  Record Date.  For the purpose of determining the
          -----------  -----------
stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or to express written consent to any corporate action without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action.

          Section 6.6  Regulations.  Except as otherwise provided by law, the
          -----------  -----------
Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient, concerning the issue, transfer and registration of certificates for the securities of the Corporation. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require all certificates for shares of capital stock to bear the signature or signatures of any of them.

                                  ARTICLE VII
                              GENERAL PROVISIONS

          Section 7.1  Dividends and Distributions.  Dividends and other
          -----------  ---------------------------
distributions upon or with respect to outstanding shares of stock of the Corporation may be declared by the Board of

Directors at any regular or special meeting, and may be paid in cash, bonds, property, or in stock of the Corporation. The Board of Directors shall have full power and discretion, subject to the provisions of the Certificate of Incorporation or the terms of any other corporate document or instrument binding upon the Corporation to determine what, if any, dividends or distributions shall be declared and paid or made.

          Section 7.2  Checks, etc.  All checks or demands for money and notes
          -----------  -----------
or other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or other person or persons as may from time to time be designated by the Board of Directors.

          Section 7.3  Seal.  The corporate seal shall have inscribed thereon
          -----------  ----
the name of the Corporation, the year of its incorporation and the words "Corporate Seal Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

          Section 7.4  Fiscal Year.  The fiscal year of the Corporation shall be
          -----------  -----------
determined by the Board of Directors.

          Section 7.5  General and Special Bank Accounts.  The Board of
          -----------  ---------------------------------
Directors may authorize from time to time the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board of Directors may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may be delegated by the Board of Directors from time to time. The Board of Directors may make such special rules and regulations with respect to such bank accounts not inconsistent with the provisions of these By-Laws, as it may deem expedient.

                                 ARTICLE VIII
                            ADOPTION AND AMENDMENTS

          Section 8.1  Power to Amend.  The power to make, amend and repeal the
          -----------  --------------
By-Laws shall be as provided in the Certificate of Incorporation.